Exhibit 16.1
December 5, 2006
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	Del Taco Restaurant Properties III Commission File No. 000-16851
We have read the statements that Del Taco Restaurant Properties III has included in Item 4.01 of the Form 8-K dated November 30, 2006. We agree with such statements made insofar as they relate to our Firm.
Sincerely,
/s/ Squar, Milner, Miranda & Williamson, LLP
Newport Beach, California